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                                                                   EXHIBIT 10.27


                 DATABASE LICENSE AGREEMENT - WIRELESS INTERNET
                            SECTION I - LICENSED USE

A.       PARTIES  ("PARTIES")

infoUSA:            InfoUSA Inc., a Delaware corporation
                    5711 S. 86th Circle, Omaha, NE 68127
LICENSEE:           Intelligent Information, Inc., a Delaware corporation
                    181 Harbor Drive, Third Floor, Stamford, CT 06902

EFFECTIVE DATE:     December 28, 1999

The following is the Agreement of the Parties concerning the use of the infoUSA Database and the infoUSA Content (defined below) by Licensee.

B.       TERM  ("TERM")

The term of this Agreement will be for three (3) years commencing from the Effective Date, unless earlier terminated pursuant to Paragraph 5 of Section III.

C.       DATA TO BE DELIVERED BY infoUSA ("infoUSA DATABASE, infoUSA CONTENT")

infoUSA has created, and exclusively owns, a database of information on approximately 11 million businesses in the United States and Canada, and approximately 96 million individuals in the United States (the "infoUSA Database").

APPROXIMATELY 11 MILLION BUSINESSES IN THE UNITED STATES AND CANADA (THE "US BUSINESS FILE" AND THE "CANADIAN BUSINESS FILE") AND 96 MILLION INDIVIDUALS IN THE UNITED STATES (THE "WHITE PAGE FILE") contained within the infoUSA Database and that include the data elements described in Section IV (the "infoUSA Content") are being licensed by infoUSA to Licensee pursuant to this Agreement.

D. LICENSED USE OF THE infoUSA DATABASE AND THE infoUSA CONTENT (THE "SERVICE") AND THE infoUSA BRAND FEATURES

         1) Subject to the terms and conditions of this Agreement, infoUSA hereby grants Licensee a limited, non-exclusive, non-transferable license for the Term to use the infoUSA Database and the Codemaster (defined in Section III, paragraph
                  1) and to use, reproduce, distribute, display and transmit the infoUSA Content.

                  Licensee may reproduce, distribute, display and transmit (collectively, "Display") the infoUSA Content in electronic form as a part of the Service (defined below) and may permit Users (defined in Section III, paragraph 1) to search for, locate and subsequently view (collectively "Access") such infoUSA Content.

                  The method of delivery of the infoUSA Database and infoUSA Content to Licensee by infoUSA is described in Section IV.

         2) THE SERVICE: The Service is a wireless directory assistance and call completion service Licensee provides to Co-Branders (defined in (b) below) so that such Co-Branders can make certain services available to Users via wireless devices and to the extent that Users are required to implement certain features of the Service, through Co-Branders web-sites on the Internet, and which will use the infoUSA Content as follows:

                  a) WIRELESS TELEPHONE DIRECTORY ASSISTANCE AND CALL COMPLETION SERVICE. Licensee will maintain and operate the Service during the Term in order to enable Users to search for and locate the infoUSA Content in the following manner and to subsequently Access the infoUSA Content:


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                           -   The Service shall permit Users to search by one
                               business category, a business name or a person's name in a User-defined geography.

                           - In response to such search, the Service will display a Page of listings of businesses or persons which show business (person) name, street address and telephone number (no zip code)(a "Listing").

                           - No page shall show more than 3 Listings at one time

                           - Except as may be required in connection with the permitted uses hereunder, there shall be no downloading, electronically capturing or copying of infoUSA data.

                           - Except as may be required in connection with the permitted uses hereunder, the directory assistance and call completion features will not be made available to Users via the Internet.

                  From time to time, infoUSA may provide written notice to Licensee regarding a change to the search and display provisions described herein, and, upon mutual agreement by both parties Licensee agrees to make such changes within thirty (30) days of receipt of infoUSA's notice.

                  b)       CO-BRANDING

                  Licensee shall be entitled to enable the Service through either its own or any of its distributors' wireless services ("Co-Branding"), and as required to implement certain features of the Service through Co-Branders web-sites . Co-Branding shall mean that any such Licensee distributor (hereinafter "Co-Brander") may offer directory assistance with infoUSA Content, a hyperlinked logo (as described in section F1) on such Co-Branded Site.

                  Licensee shall provide infoUSA with quarterly reports identifying by name all Co-Branded sites which have access to the infoUSA Database through the Service.

         3) Subject to the terms and conditions of this Agreement, infoUSA hereby grants Licensee a limited, non-exclusive, non-transferable, worldwide, fully-paid license for the Term to use, reproduce and display infoUSA's trademarks, service marks, logos and other distinctive brand features that are used in the infoUSA Content, and infoUSA's products to be promoted by Licensee pursuant to Section F below (collectively "infoUSA Brand Features"). The infoUSA Brand Features are set forth on Appendix A, which is attached hereto and incorporated herein by this reference.

                  Licensee may only use, reproduce and display the infoUSA Brand Features as reasonably necessary in order to perform its obligations under this Agreement. Licensee acknowledges that infoUSA is the owner of the infoUSA Brand Features, and any trademark applications and/or registrations thereto, and agrees that it will do nothing inconsistent with such ownership. Licensee may however distribute its Service containing infoUSA brand features & infoUSA data via web-Portals, Mobile Phone carriers (as described in Section
                  ID2)

         4) Licensee will not pursue any infoUSA customers or licensees for purposes of providing the Service incorporating the infoUSA Content to such customers or licensees without the prior written approval by infoUSA. However, distribution as described in this Section ID2 and ID3 above will be permitted.


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E.       LEGAL, COPYRIGHT AND OTHER NOTICES

         To the extent technically feasible, Licensee shall continuously display the infoUSA logo and copyright notice ("Display Items") on all screens where InfoUSA Content is displayed. Where applicable, the Display Items will at all times conform to the specifications set forth in Appendix A.

         At such time as it becomes technically and economically feasible to do so, License shall hyperlink the Display Items to infoUSA 's website to permit Users to purchase infoUSA products such as sales leads and mailing labels and business credit reports, and infoUSA will pay Licensee a Revenue Share for sales of the products as described in
         Section II, F5.

F.       PROMOTION OF infoUSA PRODUCTS

         In partial consideration of the licenses granted to Licensee in this Agreement, Licensee shall make, to the extent it is both technically and economically feasible to do so, commercially reasonable efforts to promote infoUSA's products as follows:

1) BUTTONS: The Licensee will post on the screens of its Service the following advertisements in the form of buttons ("Buttons"). Such Buttons will provide a hyperlink to the infoUSA web site that will allow Users to link to the infoUSA.com web site to purchase the following services:

         a) SALES LEADS AND MAILING LABELS: Allows Users to purchase infoUSA Content in a mailing list format through the Service. Licensee will feature Button on the search results screen for every Category search on the Service. The Button will be prominently placed on the search results screen so those Users do not have to scroll to view on a 640x480 screen.

         b) BUSINESS CREDIT REPORTS: Allows Users to purchase infoUSA Content in a print report format through the Service. Licensee will feature a Button on the search results screen beside every business Listing.

InfoUSA acknowledges that due to the constraints inherent in the design of wireless small screen devices, it may not be possible for Licensee to promote infoUSA's products in this manner.

                     SECTION II -- LICENSE FEES & ROYALTIES

G.       LICENSE FEES & ROYALTIES

         In partial consideration for the licenses granted pursuant to Section 1D above, Licensee shall pay infoUSA as follows:

1)       MINIMUM CPM FEES:


         Licensee shall pay infoUSA the greater of:


                  a) CPM Royalties as described in paragraph 2 below; or


                  b) An annual, nonrefundable Minimum CPM Fee as follows:

                  Year 1: $100,000.00

                  Year 2: $200,000.00

                  Year 3: $300,000.00

                  The Minimum CPM Fee shall be a credit against the CPM
         Royalties.



         Licensee shall pay infoUSA the annual Minimum CPM Fee as follows:



         Year 1: $50,000.00 on the Effective Date and $50,000.00 within 90 days of the Effective Date.

         Year 2: $50,000.00 on the start date of the 2nd year; and $50,000.00 every three months thereafter during Year 2.

         Year 3: $75,000.00 on the start date of the 3rd year; and $75,000.00 every three months thereafter during Year 3.




2) CPM ROYALTIES: CPM Royalties are based on the number of "Pages" viewed by Users on the Service. "Page" is defined as any display of either a Listing or a Record (as defined in



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         Section ID2). For 1000 Pages viewed, Licensee will pay infoUSA:



               Year 1: $1.00/M (one dollar per thousand)

               Year 2: $2.00/M (two dollars per thousand)

               Year 3: $3.00/M (three dollars per thousand)



3) REPORTING: Within thirty (30) days following the close of each month during the term of this Agreement, Licensee will supply infoUSA with a CPM Report and once the Annual Minimum CPM is reached, all CPM Royalties, Revenue Shares and all other fees due that month.



4) UPDATE FEE: There will be no additional fee for each infoUSA Update (defined in Section IV).



5) BUTTONS REVENUE SHARE DUE TO LICENSEE: infoUSA will pay Licensee on a quarterly basis, a royalty equal to thirty percent (30%) for net revenues generated from the Buttons (described in Section II F1 above), and which orders have been electronically fulfilled from infoUSA's web-site.



6) WARRANTS PROPOSAL: Licensee will offer infoUSA warrants to acquire Licensee's common stock. The provisions of these warrants will be described in greater detail in a warrant agreement, which will be mutually agreed to by infoUSA and Licensee and attached to this Agreement through an amendment at a later date.


                        SECTION III - TERMS & CONDITIONS

1.       DEFINITIONS.

1.1 User refers to any company, organization or individual, which has access to the infoUSA Content for personal, noncommercial use through the Service.

1.2 CODEMASTER refers to the Codemaster Data Table and Abbreviation Table. The CODEMASTER is to be used by Licensee for internal purposes only, and is provided by infoUSA so that Licensee is able to interpret the infoUSA Database raw data.

1.3 "Direct Competitor(s)" shall mean Acxiom, Experian, The Polk Company, Dun & Bradstreet, International Business Lists, Harte-Hanks and TransUnion, and any other parties which directly compete, as a primary part of their business, with infoUSA in the data compilation or direct marketing industry. From time-to-time during the Term the infoUSA may revise the list of Direct Competitors with Licensee's written consent, which consent shall not be unreasonably withheld.

2.       UNAUTHORIZED USE.

2.1 Any use by Licensee or any User of the infoUSA Database, the infoUSA Content, the infoUSA Brand Features or any other item of infoUSA's proprietary or intellectual property (together with the infoUSA Brand Features, collectively the "infoUSA Intellectual Property") which is not expressly authorized in this Agreement or reasonably contemplated thereby is strictly prohibited. Without limiting the generality of the foregoing, unless specifically permitted by this Agreement or unless authorized in writing by infoUSA (which authorization may be withheld unreasonably), Licensee and the Users are expressly prohibited from (i) Co-branding the Service with, or otherwise providing the Service on behalf of, any third-party, (ii) sublicensing or reselling the infoUSA Database or any infoUSA Content; (iii) using or allowing third parties to use any infoUSA Content for the purpose of compiling, enhancing, verifying, supplementing, adding to or deleting from any mailing list, geographic or trade directories, business directories, classified directories, classified advertising, or other compilation of information which is sold, rented, published, furnished or in any manner provided to a third party; (iv) using the infoUSA Database, any infoUSA Content or any infoUSA Intellectual Property in any service or product not specifically authorized in this Agreement, offering it through any third party or disclosing it to anyone other than a User; or (v) disassembling, decompiling, reverse engineering, modifying or otherwise altering the infoUSA Database or any infoUSA Content. Licensee agrees that it will notify infoUSA promptly in the event it becomes aware of any use or disclosure of the infoUSA Database or any infoUSA Content which is not permitted by this Agreement.

2.2 Licensee shall use reasonable efforts to notify Users that they are not permitted to create mailing or telemarketing lists. Licensee will house the infoUSA Content on the Internet behind firewalls and will use reasonable efforts to prevent unauthorized usage or copying of the infoUSA Database or the infoUSA Content. Without limiting the foregoing Licensee will take reasonable precautions to: a) Protect the integrity of the infoUSA Database and the

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infoUSA Content; b) Control access to the infoUSA Content; and, if applicable c)
Reasonably ensure that the amount of usage of the infoUSA Content is accurately recorded.

2.3 Licensee acknowledges that any unauthorized use of the infoUSA Database, any infoUSA Content or any infoUSA Intellectual Property will cause irreparable harm and injury to infoUSA for which there is no adequate remedy at law. In addition to all other remedies available under this Agreement, at law or in equity, Licensee further agrees that infoUSA shall be entitled to injunctive relief in the event Licensee uses the infoUSA Database, any infoUSA Content or any infoUSA Intellectual Property in violation of the limited license granted hereunder.

3.       LICENSE FEES AND ROYALTIES.


3.1 Any royalties or fees payable under this Agreement by Licensee, which are not paid when due, shall accrue interest at the rate of 1% per month, or the highest percentage permitted by applicable state law, from the due date until paid.



3.2 No more frequently than once in any twelve month period, Licensee shall permit infoUSA to audit its accounts, books and records, as they relate to Licensee's rights or obligations hereunder, at infoUSA's expense and at a mutually agreed upon time upon reasonable notice. The right granted under this
Section 3.2 shall exist during the term of this Agreement and for one year thereafter. Upon concluding any audit, infoUSA shall notify Licensee of the results thereof. In the event that infoUSA notifies Licensee that an adjustment must be made to the royalties and/or fees previously paid by Licensee hereunder, the parties shall use their best efforts in good faith to agree upon the amount of any such adjustment. Any such adjustment shall be paid within 5 business days after such agreement is reached. In the event the parties agree that the total amount of royalties and/or fees previously paid was less than the amount required to be paid under this Agreement and such deficiency is 10% or more of the amount previously paid, Licensee shall pay the reasonable audit costs incurred by infoUSA, including all reasonable out-of-pocket expenses.


3.3 Unless otherwise specified in this Agreement, Licensee acknowledges that termination of this Agreement shall not terminate, diminish or otherwise affect Licensee's obligation to pay license fees or any fees or costs which have accrued under this Agreement.

4.       DELIVERY.

4.1 If Licensee should be in material default of the Agreement infoUSA may, in its sole discretion, withhold infoUSA Updates.


4.2 Licensee shall make available to infoUSA access to the Service at no charge, so that infoUSA can understand and monitor the use of the infoUSA Content as incorporated into the Service, and to approve such use prior to its release.


5        TERMINATION.

5.1 Either party may terminate this Agreement as follows: (a) if the other party materially breaches any term or condition of this Agreement (except as otherwise provided in paragraphs 5.2 or 5.3 of this Agreement) and fails to remedy such breach within thirty (30) days after written notice of such breach; or (b) if the other party becomes subject to any receivership, insolvency, bankruptcy, moratorium or similar proceeding for more than thirty (30) days

5.2 infoUSA may terminate this Agreement immediately if (a) Licensee participates in any unauthorized use of the infoUSA Database, the infoUSA Content or the infoUSA Brand Features (including, without limitation, participating in or allowing a third partie's unauthorized use thereof or failing to maintain controls as outlined in paragraph 2.2 above; (b) Licensee fails to pay any amount due hereunder within 10 days after receiving notice from infoUSA that such payment is past due; (c) all or substantially all of the assets of Licensee are sold, assigned or otherwise transferred to any Direct Competitor; (d) 50% or more of the equity securities or voting interests of Licensee or the ultimate parent of Licensee is sold, assigned or otherwise transferred in a single transaction or a series of related transactions to a Direct Competitor; (e) Licensee or its ultimate parent is a party to a merger, consolidation or other similar transaction with a Direct Competitor; or (e) Licensee has materially breached any term or condition of this Agreement on 3 or more occasions, even if previous breaches were cured in accordance with the provisions of Paragraph 5.1(a).

5.3 Upon termination of this Agreement for any reason, Licensee shall (i) ensure that all copies of the infoUSA Database, the infoUSA Content and any related data and information is deleted from its computers and, if applicable


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the computers of a third-party Processor; (ii) cease any and all use of the
infoUSA Database, infoUSA Content and infoUSA Brand Features; (iii) return or destroy all copies, whether in print, tape or other media, of any of the infoUSA Database, infoUSA Content or infoUSA Brand Features in its possession to infoUSA no later than five (5) days after termination of this Agreement; and, (iv) certify in writing within ten (10) days after termination of this Agreement that Licensee has deleted or returned to infoUSA all copies of the infoUSA Database, infoUSA Content and infoUSA Brand Features.

6. PROPRIETARY RIGHTS. Licensee acknowledges that all rights, title and interest to the infoUSA Database, the infoUSA Content and the infoUSA Brand Features, regardless of the forms of media in which such may be contained, shall be and are retained by infoUSA, subject to the license granted to Licensee under this Agreement.

7.       CONFIDENTIALITY. The Confidentiality, Non-Disclosure and
Non-Solicitation Agreement previously executed by the Parties is expressly incorporated herein by this reference, and the terms thereof shall survive the termination of this Agreement.

8. DISCLAIMER OF WARRANTY, LICENSEE'S WARRANTIES; LIMITATION OF REMEDY, AND LIMITATION OF LIABILITY.

8.1 Except for its obligation to update the Database for the Term of the Agreement, the infoUSA Content is licensed on an "AS IS" basis without guarantee. infoUSA does not guarantee that the infoUSA Database or the infoUSA Content will meet the Licensee's or any User's requirements; that it will operate in the combinations, or in the equipment, selected by the Licensee or any User; or that its operation will be error-free or without interruption. infoUSA MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WITH RESPECT TO THE infoUSA DATABASE OR THE infoUSA CONTENT, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

InfoUSA warrants and represents that it (a) it has the necessary power and authority to enter into and perform its obligations under this Agreement and has properly authorized the same by all requisite action; (b) it has all necessary rights to grant the license under this Agreement; and (c) the infoUSA Database and associated trademarks do not infringe upon any Intellectual Property Rights of any third party. Notwithstanding any other provision in this Agreement, infoUSA shall defend or settle at its own expense any claim or suit against Licensee arising out of or in connection with an assertion that the infoUSA Database infringes any Intellectual Property Rights, and infoUSA shall indemnify and hold harmless Licensee from damages, costs, and attorneys' fees, incurred in such suit or in the defense or the settlement thereof.

Licensee warrants and represents that it (a) it has the necessary power and authority to enter into and perform its obligations under this Agreement and has properly authorized the same by all requisite action; (b) it has all necessary rights to accept the license granted to Licensee under this Agreement; and (c) the Service, including any other database content and software and associated trademarks does not knowingly infringe upon any Intellectual Property Rights of any third party. Notwithstanding any other provision in this Agreement, Licensee shall defend or settle at its own expense any claim or suit against infoUSA arising out of or in connection with an assertion that the Service or any portion thereof infringes any Intellectual Property Rights, and Licensee shall indemnify and hold harmless infoUSA from damages, costs, and attorneys' fees, if any, finally awarded in such suit or the amount of the settlement thereof.

8.2 Following the delivery of the infoUSA Database or any infoUSA Update, infoUSA shall not be liable to Licensee or any third party in any way whatsoever due to, or as a result of, any modification or alteration of the infoUSA Database or the infoUSA Content by Licensee or by any other Person.

8.3 EXCEPT FOR ANY LIABILITY ARISING PURSUANT TO 8.1(c) infoUSA'S ENTIRE LIABILITY FOR DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY LICENSEE IN THE YEAR IN WHICH infoUSA IS FOUND TO BE LIABLE.

8.4 NEITHER PARTY SHALL NOT LIABLE FOR INDIRECT, SPECIAL CONSEQUENTIAL OR INCIDENTAL DAMAGES OR FOR ANY LOST PROFITS OR ANY CLAIM OR DEMAND OF A SIMILAR NATURE OR KIND, WHETHER ASSERTED BY A PARTY OR BY ANY OTHER PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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9.       FORCE MAJEURE. Except for the payment of money, neither party shall be liable for delays or failures in performance resulting from acts beyond the reasonable control of such party. Such acts shall include but not be limited to acts of God, riots, acts of war, and other disasters. In the event such an act occurs, the party whose performance is delayed or affected will give prompt notice to the other party, stating the period of time the delay or failure is expected to continue.

10. ASSIGNMENTS. Licensee shall not assign this Agreement, or delegate or subcontract any of its obligations hereunder.

11. MODIFICATION. No modification of this Agreement shall be binding upon the Licensee and infoUSA unless made in writing and signed by duly authorized officers of both parties.

12. WHOLE AGREEMENT. This Agreement does not constitute an offer by infoUSA and it shall not be effective until signed by both parties. This Agreement constitutes the entire Agreement between the parties with respect to its subject matter and supersedes all prior and contemporaneous communications, negotiations and agreements with respect thereto.

13. WAIVERS. The failure of either party to require the performance of any term or condition of this Agreement shall not prevent any subsequent enforcement of this term or condition, nor shall it be deemed a waiver of any other different or subsequent breach.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to Nebraska's conflicts of laws principles and both parties consent to the exclusive jurisdiction of the state or federal courts located in Omaha, Douglas County, Nebraska.

15. SEVERABILITY. A decision by any court of competent jurisdiction invalidating or holding unenforceable any part of this Agreement will not affect the validity and enforceability of any other part of this Agreement. If any part of this Agreement is found to be invalid or unenforceable, that part will be amended to achieve as nearly as possible the objectives of the original provision within the limits of applicable law.

16. NO THIRD PARTY BENEFICIARIES. This Agreement is made solely and specifically between and for the benefit of the parties signatory hereto, and no other person or entity whatsoever shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

17. RELATIONSHIP OF PARTIES. This Agreement does not create a joint venture, agency relationship or partnership between infoUSA and Licensee, and each will act independently of the other. Neither party is empowered to bind or commit the other to any contract or other obligation.

18. COMPLIANCE. Licensee shall use, and shall ensure that its Users use, the infoUSA Database and the infoUSA Content in strict compliance with all applicable federal, state and local laws, rules and regulations, including but not limited to those concerning fax and/or e-mail transmissions, direct marketing. Licensee further covenants and agrees that it shall not use the infoUSA Content in any combination, manner, apparatus, method, system or process which directly or indirectly infringes or violates the copyright, patent or other intellectual property rights of any other party.

19. TAXES. Licensee shall be responsible to pay all taxes of any type, nature or description (including, but not limited to, sale, use, gross receipts, excise, import or export) imposed on the transactions, products or services described in this Agreement, except for taxes imposed on or measured by infoUSA's corporate income.

20. HEADINGS. The title of each Exhibit or Appendix and the headings or titles preceding the text of the Sections or Paragraphs are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement. The parties have each participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


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21.         QUALITY STANDARDS. Each of infoUSA and Licensee shall at all times conduct all aspects of its business which relate to this transaction in a professional manner that will reflect favorably upon the other party, so as to protect the reputation of the other party, its products and services.

22. INCLUSION OF NOTICES. Licensee will not alter or impair any acknowledgment of copyright or other intellectual property right of infoUSA that may appear in the infoUSA Database, the infoUSA Content or the infoUSA Brand Features, and shall include all copyright, trademark and other similar notices that infoUSA may reasonably request on the screens of the Service and as a part of the promotional efforts described in Section 1F above.

23. ALTERATION OF BRAND FEATURES. infoUSA shall notify Licensee if it changes or adds to its Brand Features, and Licensee shall, within 30 days after receiving such notification, incorporate such changed or added Brand Features into the Service, the Buttons, the Banner Ads or any other of infoUSA's products to be promoted by Licensee pursuant to Section1 F above.

24. REMEDIES. Except as otherwise provided in this Agreement, the remedies contained in this Agreement are cumulative and non-exclusive and may be utilized in addition to all other remedies available to either party at law or in equity.

                  SECTION IV - NOTICES/DATABASE SPECIFICATIONS

1) NOTICES.

Any notice required to be provided under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, deposit in the U.S. post office as certified or registered mail, deposit in a private next day delivery service with written verification of receipt or when sent by confirmed telefax to the following individuals:

If to Licensee:
                  Ms. Joan Dale
                  Manager, Content, Brands and Commerce
                  Intelligent Information Incorporated.
                  181 Harbor Drive
                  Third Floor
                  Stamford, CT  06902
                  Phone:  203-969-0020
                  Fax:     203-969-0018
                  E-mail: jdale@intelligentinfo.com

- From time to time, infoUSA receives urgent requests to remove or modify certain listings. In such cases, Licensee can be contacted via e-mail at the following address:

                           E-mail: jdale@intelligentinfo.com

If to infoUSA:    infoUSA Inc.
                  5711 S. 86 Circle
                  Omaha, NE 68127
                  Attn: Director, Internet License Division
                  Fax No.: (402) 331-4950

with a copy to:

                  infoUSA Inc.
                  5711 S.86 Circle
                  Omaha, NE 68127
                  Attn: Corporate Counsel
                  Fax No.: (402) 537-6197


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2)       DELIVERY     Within 15 business days after the Effective Date, infoUSA
will deliver the most recent version of the infoUSA Database and the Codemaster to Licensee at the following address:

                  Ms. Joan Dale
                  Manager, Content, Brands and Commerce
                  Intelligent Information Incorporated
                  181 Harbor Drive
                  Third Floor
                  Stamford, CT  06902
                  Phone:  203-969-0020
                  Fax:     203-969-0018
                  E-mail: jdale@intelligentinfo.com

3)       UPDATES      Each month thereafter, infoUSA will deliver to Licensee a
         full-file White Page File, a full-file Canadian Business File, and a transaction-file U.S. Business File updated version of the infoUSA Content, as well as an updated CodeMaster ("infoUSA Update").

4) DATA ELEMENTS The infoUSA Content will contain data elements, where available, as follows:

a) US FILE

----------------------------------------------
DESCRIPTION                          LENGTH
----------------------------------------------

----------------------------------------------
Business Name                        30
----------------------------------------------
Address                              30
----------------------------------------------
City                                 16
----------------------------------------------
State Abbreviation                   2
----------------------------------------------
Zip Code                             5
----------------------------------------------
Zip+4 Code                           4
----------------------------------------------
FILLER                               3
----------------------------------------------
FILLER                               4
----------------------------------------------
Area Code & Phone Number             10
----------------------------------------------
Last Name                            14
----------------------------------------------
First Name                           11
----------------------------------------------
Professional Title                   3
----------------------------------------------
Primary SIC Code                     6
----------------------------------------------
Franchise/Specialty                  6
----------------------------------------------
Industry Specific Code               1
----------------------------------------------
Transaction Code                     1
----------------------------------------------
Yellow Page Code                     5
----------------------------------------------
Secondary SIC Group #1               19
----------------------------------------------
Secondary SIC Group #2               19
----------------------------------------------
Secondary SIC Group #3               19
----------------------------------------------
Secondary SIC Group #4               19
----------------------------------------------
ABI Number                           9
----------------------------------------------
Latitude                             9
----------------------------------------------
Longitude                            9
----------------------------------------------
Census Tract                         6
----------------------------------------------
Block Group                          1
----------------------------------------------
Match Level                          1
----------------------------------------------


Intelligent Information, Incorporated.       Page 9                   03/06/00

'

b)       US WHITE PAGE FILE

                         infoUSA WHITE PAGE COMPILATION
                                  Record Layout

            POSITION                         LENGTH                   NAME         DESCRIPTION
1-20                20          Last Name                     Last Name of Resident
21-35               15          First Name                    First Name of Resident
36-50               15          Middle Name                   Middle Name of Resident
51-65               15          Nickname                      Nickname of Resident
66-68                3          Generational                  Generational of Resident
69-72                4          Title                         Title of Resident
73-76                4          Professional Suffix           Professional Suffix of Resident
77-96               20          2nd person Last Name          Last Name of 2nd person if Different from Resident
97-111              15          2nd person First Name         First Name of 2nd person
112-126             15          2nd person Middle Name        Middle Name of 2nd person
127-141             15          2nd person Nickname           Nickname of 2nd person
142-144              3          2nd person Generational       Generational of 2nd person
145-148              4          Title of 2nd person           Title of 2nd person
149-152              4          2nd person Prof. Suffix       Professional Suffix of 2nd person
153-162             10          House Number                  House Number
163-164              2          Pre-Directional               Street Pre-directional
165-189             25          Street Name                   Street Name without Directional or Suffix
190-193              4          Street Suffix                 Street Name Suffix
194-195              2          Post-Directional              Street Post-Directional
196-205             10          Apartment Number              Apartment Number, Floor Number, etc.
206-206              1          High Rise                     High Rise Flag from Code 1
                                                              S = Normal Street Address
                                                              G = General Delivery
                                                              P = PO Box
                                                              R = Rural Route or HC Addresses
                                                              H = High Rise Apartment
                                                              F = Firm Record
                                                              Blank = Unable to ZIP+4

207-234             28          Suburban City                 City Abbreviation from Directory
235-262             28          Postal City                   Postal City Name
263-264              2          State                         State Abbreviation
265-269              5          ZIP Code                      ZIP Code
270-273              4          ZIP+4                         ZIP+4
274-277              4          Carrier Route                 Carrier Route Code
278-279              2          State Code                    State Code
280-282              3          County Code                   County Code
283-285              3          Area Code                     Area Code
286-292              7          Phone Number                  Phone Number
293-295              3          DPB                           Delivery Point Bar Code
296-305             10          Record ID #                   Household ID #
306-309              4          Phone Type Flag               Indicates Presence of Teenline, Fax, Modem
                                                              1 = Modem Number
                                                              2 = "TDD" appears with phone number


Intelligent Information, Incorporated.       Page 10                   03/06/00

                                                              4 = "TTY" appears with phone number
                                                              8 = Cellular, Mobile or Car Phone
                                                              16 = No Solicitation Record
                                                              32 = Additional Phone listed
                                                              64 = Teenline, Teen Phone or Children's Phone
                                                              128 = Fax
                                                              512 = Probable Business
                                                              1024 = Pager
                                                              2048 = Unlisted or Blank Phone Number

310-318              9          Latt                          Latitude (6 decimal places)
319-327              9          Long                          Longitude (6decimal places)
328-328              1          Mtchl                         Match Level
329-334              6          Census                        Census Tract
335-335              1          Block Group                   Block Group

-------------------------------------------------------------------------------------------------------------
*SEE COMMENTS BELOW

336-336              1          No Solicitation*              No Solicitation Flag
                                                              1 = "No Solicitation" flag in book
                                                              2 = Record in DMA Telephone File
                                                              3 = Record in DMA Mailing File
                                                              4 = Record in DMA Telephone and Mailing File
                                                              5 = Record in State Supplied Suppression File
                                                              6 = infoUSA suppression file, record must be
                                                              suppressed
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
*SEE COMMENTS BELOW

337-337              1          Deceased Flag*                Records Flagged as Deceased
                                                              0 = Neither Party Deceased
                                                              1 = First Person Deceased
                                                              2 = Second Person Deceased
                                                              3 = Both Persons Deceased
-------------------------------------------------------------------------------------------------------------

338-341              4          MSA Code                      Metropolitan Statistical Area Code

Unless noted, all fields will be left justified with trailing blanks. Carriage return and line feed at the end of each record.

* NOTE:  PLEASE REVIEW THE RECORD LAYOUT CAREFULLY.

THE LICENSED DATA PROVIDED UNDER THIS AGREEMENT MAY INCLUDE FIELDS POPULATED
         WITH DATA WHOSE USE FOR CERTAIN PURPOSES IS LIMITED UNDER FEDERAL, STATE OR OTHER APPLICABLE LAWS. UNDER THE TERMS OF THE AGREEMENT IT IS SOLELY LICENSEE'S RESPONSIBILITY TO COMPLY WITH SUCH LAWS.

c)       CANADIAN BUSINESS FILE (GEO-CODES NOT AVAILABLE AT THIS TIME)


Intelligent Information, Incorporated.       Page 11                   03/06/00

-----------------------------------------
COMPANY NAME                          30
-----------------------------------------
ADDRESS                               30
-----------------------------------------
CITY                                  30
-----------------------------------------
PROVINCE                               2
-----------------------------------------
POSTAL CODE                            7
-----------------------------------------
SUITE #                                6
-----------------------------------------
PHONE                                 10
-----------------------------------------
FIRST NAME                            11
-----------------------------------------
LAST NAME                             20
-----------------------------------------
PROFESSIONAL                           3
-----------------------------------------
PRMSIC                                 6
-----------------------------------------
FRNCOD                                 6
-----------------------------------------
INDUSTRY SPEC                          1
-----------------------------------------
FILLER                                 1
-----------------------------------------
YPCODE                                 5
-----------------------------------------
SSIC1                                  6
-----------------------------------------
FRNCOD                                 6
-----------------------------------------
INDUSTRY SPEC                          1
-----------------------------------------
FILLER                                 1
-----------------------------------------
YPCOD1                                 5
-----------------------------------------
SSIC2                                  6
-----------------------------------------
FRNCOD                                 6
-----------------------------------------
INDUSTRY SPEC                          1
-----------------------------------------
FILLER                                 1
-----------------------------------------
YPCOD2                                 5
-----------------------------------------
SSIC3                                  6
-----------------------------------------
FRNCOD                                 6
-----------------------------------------
INDUSTRY SPEC                          1
-----------------------------------------
FILLER                                 1
-----------------------------------------
YPCOD3                                 5
-----------------------------------------
SSIC4                                  6
-----------------------------------------
FRNCOD                                 6
-----------------------------------------
INDUSTRY SPEC                          1
-----------------------------------------
FILLER                                 1
-----------------------------------------
YPCOD4                                 5
-----------------------------------------
CBI NUMBER                             9
-----------------------------------------



In the event that Licensee desires to license data elements which are included on the infoUSA Database but are not part of the infoUSA Content, Licensee shall notify infoUSA and the parties shall negotiate in good faith an additional, commercially reasonable license fee for such additional data elements. Licensee shall pay said license fee to infoUSA in the manner, and pursuant to terms and conditions, agreed upon by the parties. Simultaneously with the payment of the license fee, Section IV of this Agreement shall be amended to include such additional data elements.



                           [SIGNATURE PAGE TO FOLLOW]



Intelligent Information, Incorporated.       Page 12                   03/06/00

                                                    READ AND APPROVED

Intelligent Information, Inc., Licensee           infoUSA Inc.


-------------------------------                   -------------------------------
Signature                                         Signature


-------------------------------                   -------------------------------
Name                                              Name

-------------------------------                   -------------------------------
Title                                             Title


-------------------------------                   -------------------------------
Date                                              Date


                                   APPENDIX A
                                  infoUSA LOGO
                                COPYRIGHT NOTICES
                                 BRAND FEATURES

DISPLAYING THE infoUSA LOGO ON THE SERVICE

Each Web search results page containing infoUSA Content will continuously display the following logo and copyright notice:

                           [infoUSA LOGO]

On delivery to a mobile phone the following will be displayed at the bottom of the displayed list: "Data by InfoUSA"

The infoUSA logo will provided by infoUSA on the Web, and will be approximately the same size as Licensee's logo.

Listing:  A Listing(s) will appear as follows in any order.:

         XYZ Company
         123 Main Street
         (987)654-3210


Intelligent Information, Incorporated.       Page 13                   03/06/00